                                TABLE OF CONTENTS


                          [Not a part of the Agreement]


ARTICLE I.  DEFINITIONS...........................................................................................1
         SECTION 1.01.  Definitions...............................................................................1
         SECTION 1.02.  Accounting Terms and Determinations......................................................17
         SECTION 1.03.  Use of Defined Terms.....................................................................17
         SECTION 1.04.  Terminology..............................................................................17

ARTICLE IIA.  THE REVOLVING CREDIT LOAN..........................................................................18
         SECTION 2A.01.  Revolving Credit Commitment.............................................................18
         SECTION 2A.02.  Method of Borrowing.....................................................................18
         SECTION 2A.03.  Revolving Credit Note...................................................................18
         SECTION 2A.04.  Payment of Advances.....................................................................18
         SECTION 2A.05.  Interest Rates..........................................................................19
         SECTION 2A.06.  Facility Fee............................................................................19
         SECTION 2A.07.  Optional Termination or Reduction of Revolving Credit Commitment
                   ..............................................................................................19
         SECTION 2A.08.  Termination of Revolving Credit Commitment..............................................20
         SECTION 2A.09.  Optional Prepayments....................................................................20
         SECTION 2A.10.  Mandatory Prepayments...................................................................20

ARTICLE IIB.  THE TERM LOAN......................................................................................21
         SECTION 2B.01.  The Term Loan...........................................................................21
         SECTION 2B.02.  Term Loan Note..........................................................................21
         SECTION 2B.03.  Selection of Interest Periods...........................................................21
         SECTION 2B.04.  Interest Rates..........................................................................21
         SECTION 2B.05.  Payment of Principal and Interest.......................................................22
         SECTION 2B.06.  Prepayment..............................................................................22

ARTICLE IIC.  GENERAL PROVISIONS CONCERNING PAYMENTS AND FEES....................................................23
         SECTION 2C.01.  General Provisions Concerning Payments..................................................23
         SECTION 2C.02.  Computation of Interest.................................................................24

ARTICLE III.  CHANGE IN CIRCUMSTANCES; COMPENSATION..............................................................24
         SECTION 3.01.  Basis for Determining Interest Rate Inadequate or Unfair.................................24
         SECTION 3.02.  Illegality...............................................................................25
         SECTION 3.03.  Increased Cost and Reduced Return........................................................25
         SECTION 3.04.  Base Rate Loans Substituted for Affected Euro-Dollar Loans...............................26
         SECTION 3.05.  Compensation.............................................................................27

ARTICLE IV.  CONDITIONS PRECEDENT................................................................................27
         SECTION 4.01.  Conditions to First Borrowing............................................................27



         SECTION 4.02.  Conditions to All Loans or Advances......................................................29

ARTICLE V.  REPRESENTATIONS AND WARRANTIES.......................................................................30
         SECTION 5.01.  Corporate Existence and Power............................................................30
         SECTION 5.02.  Corporate and Governmental Authorization; No Contravention...............................30
         SECTION 5.03.  Binding Effect...........................................................................30
         SECTION 5.04.  Financial Information....................................................................30
         SECTION 5.05.  Litigation...............................................................................31
         SECTION 5.06.  Compliance with ERISA....................................................................31
         SECTION 5.07.  Taxes....................................................................................31
         SECTION 5.08.  Subsidiaries.............................................................................31
         SECTION 5.09.  Not an Investment Company................................................................32
         SECTION 5.10.  Public Utility Holding Company Act.......................................................32
         SECTION 5.11.  Ownership of Property; Liens.............................................................32
         SECTION 5.12.  No Default...............................................................................32
         SECTION 5.13.  Full Disclosure..........................................................................32
         SECTION 5.14.  Environmental  Matters...................................................................32
         SECTION 5.15.  Compliance with Laws.....................................................................33
         SECTION 5.16.  Capital Stock............................................................................33
         SECTION 5.17.  Margin Stock.............................................................................33
         SECTION 5.18.  Insolvency...............................................................................33
         SECTION 5.19.  Insurance................................................................................33
         SECTION 5.20.  Year 2000................................................................................33

ARTICLE VI.  COVENANTS...........................................................................................34
         SECTION 6.01.  Information..............................................................................34
         SECTION 6.02.  Inspection of Property, Books and Records................................................35
         SECTION 6.03.  Consolidated Fixed Charges Coverage Ratio................................................36
         SECTION 6.04.  Ratio Funded Debt to Consolidated EBITDA.................................................36
         SECTION 6.05.  Ratio of Funded Debt to Consolidated Total Capitalization................................36
         SECTION 6.06.  Minimum Consolidated Tangible Net Worth..................................................36
         SECTION 6.07.  Accounts Receivable......................................................................36
         SECTION 6.08.  Capital Expenditures.....................................................................36
         SECTION 6.09.  Restricted Payments......................................................................36
         SECTION 6.10.  Loans or Advances........................................................................36
         SECTION 6.11.  Investments..............................................................................37
         SECTION 6.12.  Negative Pledge..........................................................................37
         SECTION 6.13.  Maintenance of Existence.................................................................37
         SECTION 6.14.  Dissolution..............................................................................37
         SECTION 6.15.  Consolidations, Mergers and Sales of Assets..............................................37
         SECTION 6.16.  Use of Proceeds..........................................................................38
         SECTION 6.17.  Compliance with Laws; Payment of Taxes...................................................38
         SECTION 6.18.  Insurance................................................................................38
         SECTION 6.19.  Change in Fiscal Year....................................................................39
         SECTION 6.20.  Maintenance of Property..................................................................39
         SECTION 6.21.  Environmental Notices....................................................................39



         SECTION 6.22.  Environmental Matters....................................................................39
                        ---------------------
         SECTION 6.23.  Environmental Release....................................................................39
                        ---------------------
         SECTION 6.24.  Transactions with Affiliates.............................................................39
                        ----------------------------
         SECTION 6.25.  Collateral...............................................................................40
                        ----------
         SECTION 6.26.  Interest Rate Protection.................................................................40
                        ------------------------
         SECTION 6.27.  Creation, Formation or Acquisition of a Subsidiary.......................................40
                        --------------------------------------------------
         SECTION 6.28.  Y2K......................................................................................41
                        ---
         SECTION 6.29.  New Mortgages............................................................................41
                        -------------
         SECTION 6.30.  Inactive Subsidiaries....................................................................41
                        ---------------------

ARTICLE VII.  DEFAULTS...........................................................................................41
         SECTION 7.01.  Events of Default........................................................................41
         SECTION 7.02.  Remedies on Default......................................................................44
         SECTION 7.03.  Security Interest; Offset................................................................44

ARTICLE VIII.  MISCELLANEOUS.....................................................................................44
         SECTION 8.01.  Notices..................................................................................44
         SECTION 8.02.  No Waivers...............................................................................45
         SECTION 8.03.  Expenses; Documentary Taxes; Indemnification.............................................45
         SECTION 8.04.  Amendments and Waivers...................................................................46
         SECTION 8.05.  Successors and Assigns...................................................................46
         SECTION 8.06.  Confidentiality..........................................................................48
         SECTION 8.07.  Interest Limitation......................................................................48
         SECTION 8.08.  Survival of Certain Obligations..........................................................48
         SECTION 8.09.  Governing Law............................................................................48
         SECTION 8.10.  Counterparts.............................................................................48
         SECTION 8.11.  Consent to Jurisdiction..................................................................48
         SECTION 8.12.  Joint and Several Liability..............................................................49
         SECTION 8.13.  Severability.............................................................................51
         SECTION 8.14.  Captions.................................................................................51

EXHIBIT A         Form of Revolving Credit Note
EXHIBIT B         Form of Term Loan Note
EXHIBIT C         Form of Opinion of Counsel for the Borrowers
EXHIBIT D         Form of Assignment and Acceptance
EXHIBIT E         Form of Closing Certificate
EXHIBIT F         Form of Officer's Certificate
EXHIBIT G         Form of Receivables Certification
EXHIBIT H         Location of Collateral
EXHIBIT I         Form of Compliance Certificate
EXHIBIT J         Description of Illinois Property
EXHIBIT K         Description of Pennsylvania Real Property
EXHIBIT L         Form of Joinder Agreement

Schedule 1.01    Definitions
Schedule 5.05    Litigation Disclosure
Schedule 5.07    Taxes Disclosure
Schedule 5.08    List of Subsidiaries
Schedule 5.11    Liens;List of Patents, Trade Names, Trademarks and Applications
Schedule 5.14    Environmental Matters
Schedule 6.10    Parameters/Criteria for Richard Jacobsen Loan
Schedule 6.30    Inactive Subsidiaries

                                CREDIT AGREEMENT


                   THIS CREDIT AGREEMENT, made as of the 31st day of March, 1999, by and among THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation (the "Parent Company"), SOURCE-MYCO, INC., a Delaware corporation ("Myco"), SOURCE- YEAGER INDUSTRIES, INC., a Delaware corporation ("Yeager"), SOURCE-U.S. MARKETING SERVICES, INC.,a Delaware corporation ("Marketing"), SOURCE-CHESTNUT DISPLAY SYSTEMS, INC., a Delaware corporation ("Chestnut"), THE SOURCE-CANADA CORP., an Ontario, Canada corporation ("Canada Corp."), T.C.E. CORPORATION, a Delaware corporation ("T.C.E. Corp."), BRAND MANUFACTURING CORP., a New York corporation ("Brand"), and VAIL COMPANIES, INC., a Delaware corporation ("Vail" -- hereinafter, the Parent Company, Myco, Yeager, Marketing, Chestnut, Canada Corp., T.C.E. Corp., Brand, and Vail are sometimes individually referred to as a "Borrower" and collectively as the "Borrowers"); and WACHOVIA BANK, NATIONAL ASSOCIATION (together with endorsees, successors and assigns, the "Bank").

                                   BACKGROUND


                  The Borrowers have requested the Bank to make (i) a revolving credit loan to the Borrowers in the aggregate maximum principal amount at any time outstanding of $15,000,000, and (ii) a term loan to the Borrowers in the principal amount of $15,000,000, and the Bank is willing to do so on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:


                             ARTICLE I. DEFINITIONS

                  SECTION 1.01. Definitions. The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Accounts," "Chattel Paper," "Contracts," "Contract Rights," "Documents," "Equipment," "General Intangibles," "Goods," "Instruments," "Fixtures," and "Inventory" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code of North Carolina.

                  "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  "Adjusted Monthly LIBOR Index Rate" means a rate per annum (rounded upward, if necessary, to the next higher 1/10,000th of 1%) determined by the Bank pursuant to the following formula:

 Adjusted Monthly LIBOR  =  Monthly Libor Index Rate  +   Applicable Margin for
   Index Rate         ------------------------------------  Euro-Dollar Loans
                      1.0 - Euro-Dollar Reserve Percentage

                  "Advance" means any advance by the Bank under the Revolving Credit Commitment made under the terms and provisions of this Agreement and the FMA Agreement.

                  "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or
(iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit Agreement, as amended, restated, supplemented, modified and extended from time to time.

                  "Applicable Margin" means, for any Base Rate Loan for any day and for any Euro-Dollar Loan and any Letter of Credit Fee, (i) a positive number equal to 0.25% for Base Rate Loans and a positive number equal to 2.50% for Euro-Dollar Loans from the Closing Date through April 30, 1999, and thereafter,
(ii) a positive number equal to the percentages set forth below during the Borrowers' fiscal periods that the ratio of Funded Debt to EBITDA, based upon the financial information submitted to the Bank pursuant to Section 6.01, is as follows:


Ratio of Funded       Applicable Margin         Applicable Margin          Applicable Margin
Debt to EBITDA        for Base Rate Loans       for Euro-Dollar Loans      Letter of Credit Fee
--------------        -------------------       ---------------------      --------------------

>3.00 to 1.00              1.00%                      3.50%                     2.50%
>2.25 to 1.00              0.50%                      3.00%                     2.00%
>1.50 to 1.00              0.25%                      2.50%                     1.50%
<1.50 to 1.00              0.00%                      2.00%                     1.00%
-

                  "Approved Appraised Value" means an appraised value approved by the Bank and set by the Bank prior to or not less than 30 days after the Closing Date based upon an appraisal satisfactory to the Bank prepared by an appraiser satisfactory to the Bank (which appraisal must be submitted to and approved by the Bank prior to or not less than 30 days after the Closing Date). Once the Approved Appraised Value is determined and set by the Bank, it shall not change during the term of the Loans.

                  "Assignee" has the meaning set forth in Section 8.05(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 8.05(c) in the form attached hereto as Exhibit D.

                  "Authority" has the meaning set forth in Section 3.02.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means the Term Loan or the Revolving Credit Loan at the times and during the periods such Loan bears interest calculated by reference to the Base Rate.

                  "Borrowers" means those Borrowers identified on the first page of this Agreement and any Borrowers added by the Joinder Agreement attached hereto as Exhibit L and pursuant to the provisions of Section 6.27 of this Agreement.

                  "Borrowing" means a borrowing under the Revolving Credit Commitment consisting of an Advance by the Bank. A Borrowing is a "Euro-Dollar Borrowing" if the Advance is made as a Euro-Dollar Loan and a "Base Rate Borrowing" if the Advance is made as a Base Rate Loan.

                  "Borrowing Base" means, based on the most recent Quarterly Receivables Certification, which as of the date of a determination of the Borrowing Base has been received by the Bank, the aggregate of: (a) 85% of the aggregate net amount of Tier I Eligible Receivables; (b) 70% of the aggregate net amount of Tier II Eligible Receivables; (c) 80% of the Approved Appraised Value of the Illinois Real Property; and (d) 70% of $3,000,000.00 representing the agreed upon value of the Equipment Collateral, until such time as an Approved Appraised Value of the Equipment Collateral has been delivered to the Bank and approved by the Bank, and thereafter, 70% of the Approved Appraised Value of the Equipment Collateral; MINUS the sum of (i) the principal amount of the Term Loan then outstanding, (ii) the Stated Amount (as to the Letter of Credit), and (iii) $1,000,000.00.

                  "Capital Expenditures" means for any period the sum of all amounts paid and all Debt incurred by the Parent Company and its Consolidated Subsidiaries during such period for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year, including the total principal portion of Capital Leases, all as determined in accordance with generally accepted accounting principles consistently applied.

                  "Capital Leases" means all leases reflected on a consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries or a lease that should be so reflected in accordance with generally accepted accounting principles consistently applied.

                  "Capital Stock" means any nonredeemable capital stock of the Parent Company or any Consolidated Subsidiary (to the extent issued to a Person other than the Parent Company), whether common or preferred.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Law" has the meaning set forth in Section 3.02.

                  "Closing Certificate" has the meaning set forth in Section 4.01(d).

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Collateral" means the Collateral defined and described in the Security Agreement, together with all Real Property Collateral.

                  "Collateral Documents" shall mean, collectively, (i) the Security Agreement; (ii) the FMA Agreement; and (iii) the Mortgages; as any one or more of the foregoing may be amended, modified, extended, supplemented, restated, replaced or renewed.

                  "Commitment" means at any time the sum of (a) the Revolving Credit Commitment and (b) the principal amount of the Term Loan then outstanding.

                  "Compliance Certificate" has the meaning set forth in Section 6.01(c).

                  "Consolidated Cash Interest Expense" means, for any period, cash interest (whether expensed or capitalized) in respect of Funded Debt outstanding during such period, determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

                  "Consolidated Debt" means at any date the Debt of the Parent Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "Consolidated EBITDA" means, without duplication, for any fiscal period, as applied to the Parent Company and its Consolidated Subsidiaries, the sum of the amounts for such fiscal period of: (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes based on income of the Parent Company and its Consolidated Subsidiaries and actually paid during such period, (iv) Depreciation, and (v) amortization expense, all as determined and computed in accordance with generally accepted accounting principles consistently applied.

                  "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to the sum of (without duplication) during such period of (i)

Consolidated Cash Interest Expense, plus (ii) regularly scheduled payments of Funded Debt maturing during such period, plus (iii) Capital Expenditures.

                  "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Parent Company or any of its Consolidated Subsidiaries outstanding during such period.

                  "Consolidated Operating Profits" means, for any period, the Operating Profits of the Parent Company and its Consolidated Subsidiaries.

                  "Consolidated Net Income" means, for any period, the Net Income of the Parent Company and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Parent Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with generally accepted accounting principles consistently applied, would be consolidated with those of the Parent Company in its consolidated financial statements as of such date.

                  "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, of

                  (A) Any surplus resulting from any write-up of assets subsequent to January 31, 1999;

                  (B) All assets which would be treated as intangibles under generally accepted accounting principles, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise, with the exception of goodwill generated from any transaction occurring after November 14, 1996, which is approved in writing by the Bank), trademarks, trade names, copyrights, patents and technologies, and unamortized debt discount and expense;

                  (C) To the extent not included in (B) of this definition, any amount at which shares of capital stock of the Parent Company appear as an asset on the consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries;

                  (D) Loans or advances to stockholders, directors, officers or employees; and

                  (E) To the extent not included in (B) of this definition, deferred expenses.

                  "Consolidated Total Assets" means, at any time, the total assets of the Parent Company and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied.

                  "Consolidated Total Capitalization" means, at any time, the sum of (i) Stockholders' Equity, and (ii) Consolidated Debt, as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent Company, are treated as a single employer under Section 414 of the Code.

                  "Convertible Preferred Stock" of any Person means any nonredeemable preferred stock issued by such Person which is at any time prior to the Termination Date or the Maturity Date, whichever occurs later, convertible to Capital Stock at the option of the holder thereof.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any).

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means (i) with respect to any Advance, on any day, the sum of 2% plus the higher of (x) the Adjusted Monthly LIBOR Index Rate, or (y) the Base Rate plus the Applicable Margin; and (ii) with respect to the Term Loan, on any day, the sum of 2% plus the higher of (a) the Adjusted London Interbank Offered Rate plus the Applicable Margin, or (b) the Base Rate plus the Applicable Margin.

                  "Depreciation" means for any period the sum of all depreciation expenses of the Parent Company and its Consolidated Subsidiaries for such period, as determined in accordance with generally accepted accounting principles consistently applied.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day on which the Bank is open to the public for the conduct of banking business at its principal office in Winston-Salem, North Carolina.

                  "Eligible Receivables" means those Receivables of a Borrower, each of which meets the following requirements: (i) such Receivable arose in the ordinary course of such Borrower's business; (ii) the right to payment has been fully earned by completed performance and, if Goods are involved, the Goods have been shipped by the Borrower (or if not so shipped, are held by the Borrower under a "bill and hold" arrangement satisfactory to the Bank in its sole discretion); (iii) the Receivable includes only that portion thereof not subject to any offset, defense, counterclaim, credit, allowance or adjustment; (iv) the Borrower's title to such Receivable is absolute and is subject to no prior assignment, claim, lien or security interest; (v) the full amount reflected on such Borrower's books and on any invoice or statement delivered to the Bank related to such Receivable is owing to the Borrower and no partial payment has been made thereon; (vi) such Receivable is currently due and payable and is not past due beyond the requirements set forth in the definitions for Tier I and Tier II Eligible Receivables; (vii) such Receivable did not arise out of a contract or purchase order containing provisions prohibiting assignment thereof or the creation of a security interest therein, and the Borrower has received no note, trade acceptance, draft or other instrument with respect to such Receivable or in payment thereof; (viii) the Borrower has received no notice of the death of the account debtor or of the dissolution, termination of existence, insolvency, bankruptcy, appointment of receiver for any part of the property of, or assignment for the benefit of creditors made by, the account debtor; (ix) such Receivable is not payable by any Affiliate of the Parent Company, any other Borrower or any Subsidiary; (x) such Receivable is not payable by any foreign Person (provided that Persons located in Canada and Persons present in possessions of the United States of America shall not be considered foreign Persons), unless such Receivable is payable in the full amount of the face value of such Receivable in United States dollars and is supported by an irrevocable letter of credit in form and substance acceptable to the Bank, in its sole discretion, and issued by a bank satisfactory to the Bank, in its sole discretion (and, if requested by the Bank, such letter of credit or the proceeds thereof, as the Bank, in its sole discretion, shall require, have been assigned to the Bank); (xi) such Receivable is not payable by the United States of America or any political subdivision or agency thereof, unless the Bank and all of the Borrowers have complied with the Assignment of Claims Act with respect to such Receivable; (xii) the account debtor for such Receivable is not located in the State of New Jersey unless the Borrowers have filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year; and (xiii) such Receivable is not payable by any Person who is the account debtor for other Receivables and who is past due (as provided in (vi) above) with regard to fifty percent (50%) or more of the aggregate amount of such other Receivables.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrowers required by any Environmental Requirement.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirement.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrowers, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "Equipment Collateral" means the equipment and fixtures (excluding fixtures which constitute part of the Illinois Real Property) owned by the Borrowers as of the Closing Date and used in the Borrowers' respective businesses, including machinery, furniture, furnishings, leasehold improvements and computer equipment (but excluding motor vehicles), all of which the Bank has a perfected first priority security interest in and lien upon at the time of the Closing Date and thereafter during the term of the Loans.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, including any rules or regulations promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means (i) the Term Loan at the times and during the periods such Loan bears interest calculated by reference to the Adjusted London Interbank Offered Rate, and (ii) an Advance made or to be made (pursuant to this Agreement and the FMA Agreement) as a Euro-Dollar Loan based on the Adjusted Monthly LIBOR Index Rate.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). The Adjusted Monthly LIBOR Index Rate and the Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "Event of Default" has the meaning set forth in Section 7.01.

                  "Facility Fee" shall have the meaning assigned to it in
Section 2A.06.

                  "Facility Fee Payment Date" means the first day of each May, August, November and February, commencing May 1, 1999; provided that if any such day is not a Domestic Business Day, the Facility Fee Payment Date shall be on the next succeeding Domestic Business Day.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions.

                  "Fiscal Quarter" means any fiscal quarter of the Borrowers.

                  "Fiscal Year" means any fiscal year of the Borrowers.

                  "FMA Agreement" means that certain Financial Management Account Master Agreement dated of even date herewith, among the Borrowers and the Bank, together with and as amended by that certain Financial Management Account Investment/Commercial Loan Access Agreement dated of even date herewith, among the Borrowers and the Bank, together with all supplements, amendments, additions and schedules thereto from time to time.

                  "Funded Debt" means, at any date, any Debt of the Parent Company and its Consolidated Subsidiaries.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranty" shall mean that certain Guaranty Agreement executed by the Borrowers (other than the Parent Company) with respect to the indebtedness of the Parent Company to the Lender under the Master Agreement.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Illinois Real Property" means the real property and the improvements and fixtures located thereon, owned, as of the Closing Date, by Myco and located in Winnebago County, Illinois, and which is covered by and subject to a Mortgage in favor of the Bank, and is more particularly described on Exhibit J hereto.

                  "Interest Period" means the period described in Section 2B.03(a) and: (1) with respect to any time the Term Loan is a Euro-Dollar Loan, the period commencing on the last day of the preceding Interest Period, in the event that the Borrowers have notified the Bank pursuant to Section 2B.03(b) that the Term Loan is to become or remain a Euro-Dollar Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrowers may elect pursuant to Section 2B.03(b); provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) any Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date; and

(2) with respect to any time the Term Loan is a Base Rate Loan, the period commencing on the last day of the preceding Interest Period, in the event that the Borrowers have notified the Bank pursuant to Section 2B.03(b) that the Term Loan is to become or remain a Base Rate Loan or on the date the Term Loan is converted to or otherwise becomes a Base Rate Loan pursuant to this Agreement, and in any event ending 30 days thereafter; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) any Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date.

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "Lending Office" means the Bank's office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as the Bank may hereafter designate as its Lending Office by notice to the Borrowers.

                  "Letter of Credit" has the meaning set forth in the Reimbursement Agreement.

                  "Letter of Credit Fee" has the meaning set forth in the Reimbursement Agreement.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                  "Loan" or "Loans" means, individually or collectively as the context may require, the Term Loan and the Revolving Credit Loan (and for purposes of the Revolving Credit Loan, the term shall include any Borrowing or Advance under the Revolving Credit Commitment).

                  "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Reimbursement Agreement, any Master Agreement, the Guaranty and any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered by any Borrower or by any third party at the direction or request of a Borrower or by any guarantor or by any third party at the direction or request of a guarantor, from time to time in connection with this Agreement, the Notes, the Collateral Documents, the Reimbursement Agreement, the Letter of Credit, the Term Loan or the Revolving Credit Loan (including any Advance or Borrowing thereunder), as such documents and instruments may be amended or supplemented from time to time.

                  The "London Interbank Offered Rate" applicable to any Loan bearing interest based upon the Adjusted London Interbank Offered Rate means, for the Interest Period of such Loan, the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits), determined as of 1:00 p.m. (New York time), 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

                  "Long Term Debt" means at any date any Debt which matures (or the maturity of which may at the option of a Borrower be extended such that it matures) more than one year after such date.

                  "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Master Agreement" has the meaning set forth in Section
7.01(r).

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of
(a) the financial condition, operations, business, properties or prospects of the Parent Company and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Bank under the Loan Documents, or the ability of any Borrower or any Subsidiary to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                  "Maturity Date" means May 1, 2002.

                  The "Monthly Libor Index Rate" applicable to any Euro-Dollar Borrowing means the rate per annum designated by the Bank in its sole discretion on each Rate Determination Date as the Bank's Monthly Libor Index Rate, taking into account the offered rate for deposits in Dollars for a term of one month, which appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace Page 3750 of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits), determined as of 11:00 a.m. (London time), on each such Rate Determination Date, and such other factors as the Bank shall deem relevant.

                  "Mortgages" means, collectively, (i) that certain Mortgage executed by Myco in favor of the Bank covering the Illinois Real Property and recorded in the land records of Winnebago County, Illinois and securing this Agreement, the Loans, the Notes, the Letter of Credit and the Reimbursement Obligations, and (ii) that certain Mortgage executed by Yeager in favor of the Bank covering the Pennsylvania Real Property and recorded in the land records of Philadelphia County, Pennsylvania and securing this Agreement, the Loans, and the Notes; and (iii) any New Mortgages as referred to in Section 6.29; each as originally executed and as the same may from time to time be supplemented, modified, amended, renewed or extended.

                  "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

                  "Net Income" means, as applied to any Person for any period, gross revenues and other proper income of such Person during such period less the aggregate during such period of (i) cost of merchandise sold, (ii) selling, administrative and general expenses, (iii) taxes, (iv) Depreciation, depletion and amortization of assets, and (v) any other items that are treated as expenses under generally accepted accounting principles consistently applied, all as computed in accordance with generally accepted accounting principles consistently applied.

                  "Notes" means, collectively, the Term Loan Note and the Revolving Credit Note, either as originally executed or as may from time to time be supplemented, modified, amended, renewed or extended.

                  "Obligations" means all indebtedness, obligations and liabilities to the Bank existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrowers under this Agreement or any other Loan Document.

                  "Officer's Certificate" has the meaning set forth in Section 4.01.

                  "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with generally accepted accounting principles consistently applied.

                  "Participant" has the meaning set forth in Section 8.05(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Pennsylvania Real Property" means the real property and the improvements and fixtures located thereon, owned, as of the Closing Date, by Yeager and located in Philadelphia County, Pennsylvania, and which is covered by and subject to a Mortgage in favor of the Bank, and is more particularly described on Exhibit K hereto.

                  "Permitted Encumbrances" means:

                  (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

                  (b) Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

                  (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of twenty percent (20%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (e) Liens in favor of the Bank pursuant to the Loan Documents; and

                  (f) Any Lien on any equipment of a Borrower securing Debt of that Borrower incurred for the purpose of financing all of the cost of acquiring such equipment, provided that (i) such Lien attaches to such equipment concurrently with the acquisition thereof, and (ii) such Liens (as to all Borrowers) shall not exceed, in the aggregate, $100,000.00 in any Fiscal Year.

                  "Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity or organization.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "Prime Rate" means that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate. A change in the Prime Rate shall be effective on the date of such change.

                  "Properties" means all real property owned, leased or otherwise used or occupied by the Borrowers, wherever located.

                  "Quarterly Receivables Certification" means a certification in the form attached hereto as Exhibit G and otherwise satisfactory to the Bank, certified by the chief financial officer or other authorized officer of the Parent Company regarding the Receivables of the Borrowers.

                  "Rate Determination Date" means each day that is two Euro-Dollar Business Days prior to the first day of each calendar month, and if such day is not a Domestic Business Day, then on the immediately preceding Domestic Business Day which is also a Euro-Dollar Business Day.

                  "RDA" has the meaning set forth on Schedule 1.01 attached hereto.

                  "RDP" has the meaning set forth on Schedule 1.01 attached hereto.

                  "Real Property Collateral" means the Illinois Real Property and the Pennsylvania Real Property and any other real property added pursuant to the provisions of Section 6.29.

                  "Receivables" means all obligations of every kind at any time owing to a Borrower (whether now existing or hereafter arising, and whether classified under the Uniform Commercial Code as Accounts, Instruments, Contract Rights, Chattel Paper, Contracts, General Intangibles, or otherwise), all proceeds thereof, all security therefor and all of the Borrower's rights to Goods or other property sold or leased which may be represented thereby.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date or the Maturity Date, whichever occurs later, either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Reimbursement Agreement" means that certain Reimbursement Agreement dated February 26, 1999 executed by and among the Parent Company, Myco, and Wachovia.

                  "Reimbursement Obligations" has the meaning set forth in the Reimbursement Agreement.

                  "Reportable Event" has the meaning set forth in Section 4043(b) of Title V of ERISA.

                  "Reported Net Income" means, for any period, the Net Income of the Parent Company and its Consolidated Subsidiaries determined on a consolidated basis.

                  "Restricted Payment" means as to any Borrower (i) any dividend or other distribution on any shares of such Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of such Borrower's capital stock.

                  "Revolving Credit Commitment" means an amount equal to $15,000,000.00, as such amount may be reduced from time to time as hereinafter provided in this Agreement.

                   "Revolving Credit Loan" has the meaning set forth in Section 2A.01.

                   "Revolving Credit Note" has the meaning set forth in Section 2A.03.

                   "Security Agreement" shall have the meaning set forth in
Section 4.01(g).

                   "Stated Amount" has the meaning set forth in the Reimbursement Agreement.

                   "Stockholders' Equity" means, at any time, the shareholders' equity of the Parent Company and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, but excluding any Redeemable Preferred Stock of the Parent Company or any of its Consolidated Subsidiaries, and including any Convertible Preferred Stock of the Parent Company or any of its Consolidated Subsidiaries. Shareholders' Equity would generally include, but not be limited to (i) the par or stated value of all outstanding Capital Stock,
(ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                   "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent Company or any other Borrower.

                   "Termination Date" has the meaning set forth in Section 2A.07(b).

                   "Termination Fee" has the meaning set forth in Section 2B.06(c).

                   "Term Loan" has the meaning set forth in Section 2B.01.

                   "Term Loan Note" has the meaning set forth in Section 2B.02.

                   "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrowers' respective businesses and on a temporary basis.

                   "Tier I Eligible Receivables" means, as to each of the Borrowers, those Receivables of such Borrower, each of which meets the following requirements: (i) such Receivable meets all of the requirements set forth in the definition of the term "Eligible Receivables", and (ii) such Receivable is currently due and payable, and no more than 90 days for RDA and 180 days for RDP have elapsed from the date the claim evidencing such Receivable was filed with the publisher for payment, or alternatively, no more than 90 days have elapsed from invoice date, and (iii) such Receivable is not a Tier II Eligible Receivable.

                   "Tier II Eligible Receivables" means, as to each of the Borrowers, those Receivables of such Borrower, each of which meets the following requirements: (i) such Receivable meets all of the requirements set forth in the definition of the term "Eligible Receivables", (ii) such Receivable is not a Tier I Eligible Receivable, and (iii) such Receivable is currently due and payable and more than 90 days for RDA and 180 days for RDP have elapsed from the date the claim evidencing such Receivable was filed with the publisher for payment, or alternatively, as may be applicable, from invoice date, but no more than 365 days have elapsed from the date the claim evidencing such Receivable was filed with the publisher for payment, or alternatively, as may be applicable, from invoice date.

                   "Transferee" has the meaning set forth in Section 8.05(d).

                   "Unused Commitment" means at any date an amount equal to the Revolving Credit Commitment less the aggregate outstanding principal amount of the Advances.

                   "Wachovia" means Wachovia Bank, National Association, together with its successors.

                   "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent Company or any other Borrower.

                   "Year 2000 Compliant and Ready" as used herein means that (A) the Borrowers' hardware and software systems with respect to the operation of their respective businesses and their respective general business plans will in all material respects: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century and; (B) the Borrowers have developed alternative plans to ensure business continuity in all material respects in the event of the failure of any or all of items (i) through (iii) above.

                   SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles, applied on a basis consistent (except for changes concurred in by the Borrowers' independent public accountants) with the most recent audited consolidated financial statements of the Parent Company and its Consolidated Subsidiaries delivered to the Bank.

                   SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

                   SECTION 1.04. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                   SECTION 1.05. References. Except as otherwise expressly provided in this Agreement: the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including any Schedules and Exhibits hereto which are a part hereof, and not to any particular Section, Article, paragraph or other subdivision; "or" is not exclusive; the words "include," "includes" and "including" are not limiting; a reference to any agreement or other contract includes past and future permitted supplements, amendments, modifications and restatements thereto or thereof; a reference to an Article, Section, paragraph or other subdivision is a reference to an Article, Section, paragraph or other subdivision of this Agreement; a reference to any law includes any amendment or modification to such law and any rules and regulations promulgated thereunder; a reference to a Person includes its permitted successors and assigns; any right may be exercised at any time and from time to time; and, except as otherwise expressly provided therein, all obligations under any agreement or other contract are continuing obligations throughout the term of such agreement or contract.


                     ARTICLE IIA. THE REVOLVING CREDIT LOAN

                   SECTION 2A.01. Revolving Credit Commitment. The Bank agrees, on the terms and conditions set forth herein and in the FMA Agreement, to make Advances to the Borrowers from time to time before the Termination Date; provided that, immediately after each such Advance is made, the aggregate principal amount of outstanding Advances shall not exceed the lesser of: (i) the Revolving Credit Commitment, or (ii) the Borrowing Base. Within the foregoing limits, the Borrowers may borrow under this Section, repay or, to the extent permitted by Section 2A.09, prepay Advances and reborrow under this Section at any time before the Termination Date. The Bank shall have no obligation to advance funds pursuant to this Article or the FMA Agreement in excess of the lesser of: (i) the Revolving Credit Commitment, or (ii) the Borrowing Base. The aggregate amount of the Advances from time to time is herein referred to as the "Revolving Credit Loan".

                   SECTION 2A.02. Method of Borrowing. (a) Advances to the Borrowers shall be made in accordance with the Bank's Financial Management Account service as set forth in the FMA Agreement, the terms and provisions of which are incorporated herein by reference; provided that all Advances shall be subject to the terms, covenants, conditions, restrictions and provisions of this Agreement.

                   (b) Notwithstanding anything to the contrary contained in this Agreement or the FMA Agreement, at the Bank's sole option, no Advance may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

                   SECTION 2A.03. Revolving Credit Note. The Advances shall be evidenced by a single note (the "Revolving Credit Note") payable to the order of the Bank for the account of its Lending Office in an amount equal to the original principal amount of the Bank's Revolving Credit Commitment; the Revolving Credit Note shall be in the form of Exhibit A hereto, with appropriate insertions, payable to the order of the Bank and dated the Closing Date. The Revolving Credit Note shall bear interest and be repaid in accordance with the terms and provisions of the FMA Agreement and this Agreement.

                   SECTION 2A.04. Payment of Advances. The principal amount of all outstanding Advances together with all accrued and unpaid interest thereon, shall be due and payable in full, on the

Termination Date; provided, however, that the aggregate outstanding principal amount of all Advances at any one time outstanding shall not exceed the lesser of: (i) the Revolving Credit Commitment, or (ii) the Borrowing Base. In addition, the Borrowers have authorized and directed the Bank to effect periodic payments of principal and interest on Advances under the FMA Agreement.

                   SECTION 2A.05. Interest Rates. (a) Subject to the provisions of Article III, each Advance shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the current Adjusted Monthly LIBOR Index Rate. The Adjusted Monthly LIBOR Index Rate will change as of the first
(1st) day of each calendar month following the change in the Monthly Libor Index Rate as of the immediately preceding Rate Determination Date. Such interest shall be payable on the first (1st) day of each calendar month in accordance with the FMA Agreement. Any overdue principal of and, to the extent permitted by law, overdue interest on the Revolving Credit Loan shall bear interest, payable on demand, for each day until paid at the Default Rate.

                   (b) The Bank shall determine the interest rate applicable to each Advance hereunder and under the FMA Agreement, and shall, if requested by the Borrowers, give prompt notice to the Borrowers by telephone or telecopy of the rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                   (c) After the occurrence and during the continuance of a Default, the principal amount of all outstanding Advances (and, to the extent permitted by applicable law all accrued interest thereon), may, at the election of the Bank, bear interest for each day until paid at the Default Rate. All Advances shall bear interest at the Default Rate following any judgment in favor of the Bank on the Revolving Credit Note.

                   SECTION 2A.06. Facility Fee. From and after the date hereof up to and including the Termination Date, the Borrowers shall pay to the Bank a facility fee at the rate of three-eighths of one percent (0.375%) per annum (calculated from the date hereof on the basis of a year of 360 days and paid for the actual number of days elapsed) on the average daily balance of the Unused Commitment (the "Facility Fee"). The Facility Fee shall be payable by the Borrowers quarterly in arrears on each Facility Fee Payment Date and on the Termination Date, provided that should the Commitment be terminated at any time prior to the Termination Date (whether by termination of the Commitment as provided in Section 2A.07 or Section 2A.08, refinancing of the Advances or otherwise), the entire accrued and unpaid Facility Fee shall be paid on the date of such termination.

                   SECTION 2A.07. Optional Termination or Reduction of Revolving Credit Commitment. (a) The Borrowers may, upon at least three Domestic Business Days' notice to the Bank, terminate the Revolving Credit Commitment at any time, or reduce the Revolving Credit Commitment from time to time by an aggregate minimum amount of at least $1,000,000 or an integral multiple of $100,000 in excess thereof. If the Revolving Credit Commitment is so reduced, such reduction shall be accounted for in determining the Facility Fee due under Section 2A.06. If the Revolving Credit Commitment is terminated in its entirety, (i) all accrued fees as provided for in Section 2A.06 shall be payable on the effective date of such termination, and (ii) the Borrowers shall pay to the Bank on the effective date of such termination a termination fee equal to one tenth of one percent (0.10%) of the Revolving Credit Commitment. A notice of reduction or termination of the Revolving Credit Commitment hereunder, once given, shall not thereafter be revocable by the Borrowers.

                   (b) NOTWITHSTANDING ANYTHING HEREIN OR IN THE FMA AGREEMENT TO THE CONTRARY, the Bank shall have the right, in its sole and absolute discretion, to terminate the Revolving Credit Commitment and the Bank's obligation to extend the Revolving Credit Loan and Advances to the Borrowers hereunder upon not less than thirteen (13) months' prior written notice. Such termination shall become effective on the date specified in the written notice which the Bank delivers to the Borrowers exercising the Bank's option under this
Section 2A.07(b) to terminate the Revolving Credit Commitment (the termination date specified in said written notice being referred to as the "Termination Date").

                   SECTION 2A.08. Termination of Revolving Credit Commitment. The Revolving Credit Commitment shall terminate and the unpaid principal balance and all accrued and unpaid interest on the Revolving Credit Note will be due and payable upon the first of the following dates or events to occur: (i) termination of the Revolving Credit Commitment in accordance with the remedies contained in Section 7.02; (ii) the Borrower's termination of the Revolving Credit Commitment pursuant to Section 2A.07(a); (iii) the Bank's termination of the Revolving Credit Commitment pursuant to Section 2A.07(b); or (iv) upon the expiration of the Revolving Credit Commitment on the Termination Date. From and after the date of such termination, no Advances shall be made.

                   SECTION 2A.09. Optional Prepayments. (a) Optional prepayments of Advances shall be permitted only as provided in the FMA Agreement.

                   (b) In connection with any prepayment under this Section 2A.09 or the FMA Agreement, the Borrowers will compensate the Bank for any liabilities, losses, costs and expenses incurred by the Bank as provided for or contemplated in Article III.

                   SECTION 2A.10. Mandatory Prepayments. (a) On each date on which the Revolving Credit Commitment is reduced pursuant to Section 2A.07(a), the Borrowers shall repay or prepay such principal amount of the outstanding Advances, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the outstanding Advances does not exceed the aggregate amount of the Revolving Credit Commitment as then reduced. Each such payment or prepayment shall be applied to Advances outstanding on the date of such payment.

                   (b) In the event that the aggregate principal amount of all Advances at any one time outstanding shall exceed the lesser of: (i) the Borrowing Base, or (ii) the Revolving Credit Commitment, the Borrowers shall immediately repay so much of the Advances as is necessary in order that the aggregate principal amount of the Advances thereafter outstanding shall not exceed the lesser of: (i) the Borrowing Base, or (ii) the Revolving Credit Commitment.

                   (c) In connection with any payment under this Section 2A.10, the Borrowers will compensate the Bank for any liabilities, losses, costs and expenses incurred by the Bank as provided for or contemplated in Article III.

                           ARTICLE IIB. THE TERM LOAN

                   SECTION 2B.01. The Term Loan. (a) Subject to the terms and conditions of this Agreement, on the Closing Date, the Bank agrees to lend to the Borrowers, and the Borrowers agree to borrow from the Bank, the sum of Fifteen Million and No/100 Dollars ($15,000,000.00) (the "Term Loan").

                   (b) The closing of the Term Loan hereunder shall take place at the office of the Bank in Greensboro, North Carolina, or such other place as the parties may agree, on the Closing Date. On the Closing Date, upon receipt of the documents required by, and satisfaction of the conditions specified in,
Article IV, the Bank will advance at the Bank's Lending Office, in immediately available funds, the amount of the Term Loan to the Borrowers.

                   SECTION 2B.02. Term Loan Note. The Term Loan shall be evidenced by a promissory note of the Borrowers (the "Term Loan Note") in the aggregate principal amount of Fifteen Million and No/100 Dollars
($15,000,000.00) in the form of Exhibit B hereto, with appropriate insertions, payable to the order of the Bank and dated the Closing Date.

                   SECTION 2B.03. Selection of Interest Periods. (a) The Term Loan initially shall be a Euro-Dollar Loan, and the Interest Period applicable thereto shall commence on the Closing Date and end on the numerically corresponding day in the first calendar month thereafter.

                   (b) Thereafter, the Borrowers shall give the Bank irrevocable written notice (i) at least two Euro-Dollar Business Days prior to the ending date of the then current Interest Period, if the Borrowers elect to cause the Term Loan to become or remain (as the case may be) a Euro-Dollar Loan, in which event such notice shall state such election and the Interest Period applicable thereto, which shall be for the number of months selected, subject to the provisions of paragraph (1) of the definition of "Interest Period" contained in
Section 1.01; or (ii) at least two Domestic Business Days prior to the ending date of the then current Interest Period, if the Borrowers elect to cause the Term Loan to become or remain (as the case may be) a Base Rate Loan, in which event such notice shall state such election.

                   (c) In the event that the Borrowers shall fail to deliver a notice as provided for in paragraph (b) of this section, the Term Loan shall become or remain (as the case may be) a Base Rate Loan and the Interest Period applicable thereto shall be in accordance with paragraph (2) of the definition of "Interest Period" contained in Section 1.01.

                   (d) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers may not elect to cause the Term Loan to become or remain (as the case may be) a Euro-Dollar Loan if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

                   SECTION 2B.04. Interest Rates. (a) The unpaid principal balance of the Term Loan from time to time outstanding shall bear interest until maturity at a rate per annum set in accordance with this Section.

                   (b) For each day that the Term Loan is a Base Rate Loan, the Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate for such day plus the Applicable Margin for Base Rate Loans.

                   (c) During each period that the Term Loan is a Euro-Dollar Loan, the Term Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollars Loans plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if such Euro- Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to a Base Rate Loan during such period.

                   (d) Any overdue principal of and, to the extent permitted by applicable law, overdue interest on the Term Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                   (e) The Bank shall determine each interest rate applicable to the Term Loan during each Interest Period and the Bank's determination thereof shall be conclusive in the absence of manifest error.

                   (f) After the occurrence and during the continuance of a Default, the principal amount of the Term Loan (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Bank, bear interest at the Default Rate. The Term Loan shall bear interest at the Default Rate following any judgment in favor of the Bank on the Term Loan Note.

                   SECTION 2B.05. Payment of Principal and Interest. The Borrowers promise and agree to pay to the Bank the principal and interest on the Term Loan and the Term Loan Note as follows:

                   (a) Interest shall be payable on the first day of each calendar month.

                   (b) The principal of the Term Loan shall be payable in twelve
(12) consecutive quarterly installments on the first (1st) day of each August, November, February and May, commencing August 1, 1999 and continuing until the Maturity Date in the amounts set forth below:

         August 1, 1999             $   900,000              February 1, 2001          $1,250,000
         November 1, 1999           $   900,000              May 1, 2001               $1,250,000
         February 1, 2000           $   900,000              August 1, 2001            $1,600,000
         May 1, 2000                $   900,000              November 1, 2001          $1,600,000
         August 1, 2000             $ 1,250,000              February 1, 2002          $1,600,000
         November 1, 2000           $ 1,250,000              May 1, 2002               $1,600,000


A final installment shall be due and payable on the Maturity Date in an amount equal to the unpaid principal balance of, and all accrued but unpaid interest on, the Term Loan.

                   SECTION 2B.06. Prepayment. (a) The Borrowers shall have the right to prepay the outstanding principal of the Term Loan in whole or in part; provided, however, (i) that all partial prepayments of the Loan made under this section shall be in whole multiples of $100,000.00; (ii) at any time the Term Loan is a Euro-Dollar Loan, prepayments may be made only on the last day of the Interest Period applicable to the Term Loan; and (iii) at any time the Term Loan is a Base Rate Loan, prepayments may be made at any time.

                   (b) Notwithstanding anything to the contrary in this Section, no prepayment may be made pursuant to paragraph (a) of this Section except after not more than ten (10), nor less than three (3), days prior written notice to the Bank, specifying the prepayment date, the amount of such prepayment and that such prepayment is being made pursuant to Section 2B.06 of this Agreement. Any such notice shall be irrevocable. The Borrowers shall pay with such prepayment all accrued interest on the principal of the Term Loan so prepaid to the date of such prepayment and, if the prepayment is in whole, any and all other amounts payable by the Borrowers to the Bank under this Agreement or any other Loan Document, including, without limitation, the Termination Fee referred to below.

                   (c) If the Borrowers prepay the Term Loan in whole from sources other than (i) excess cash flow of the Borrowers or (ii) proceeds from a public equity offering by the Parent Company within the first twelve calendar months following the Closing Date, the Borrowers shall pay to the Bank on the effective date of such prepayment a termination fee equal to one half of one percent (0.50%) of the amount prepaid ("Termination Fee").

                   (d) In connection with any prepayment under this Section 2B.06, the Borrowers will compensate the Bank for any liabilities, losses, costs and expenses incurred by the Bank as provided for or contemplated in Article III.


          ARTICLE IIC. GENERAL PROVISIONS CONCERNING PAYMENTS AND FEES

                   SECTION 2C.01. General Provisions Concerning Payments. (a) All payments of principal of, or interest on, the Notes, and of the Facility Fee, the Termination Fee and any other fees due hereunder, shall be made in Federal or other funds immediately available to the Bank at its office in Greensboro, North Carolina not later than 1:00 p.m., Greensboro, North Carolina time. Funds received after 1:00 p.m. shall be deemed to have been paid on the next following Domestic Business Day.

                   (b) Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day, except as to any payment of principal of or interest on the Term Loan during a period that the Term Loan is a Euro-Dollar Loan, in which case the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                   (c) All payments of principal, interest and fees and all other amounts to be made by the Borrowers pursuant to this Agreement shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of the

Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrowers are required by applicable law to make any such withholding or deduction of Taxes with respect to the Term Loan or Advances or any fee relating thereto or other amount, the Borrowers shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Bank all receipts and other documents evidencing such payment and shall pay to the Bank additional amounts as may be necessary in order that the amount received by the Bank after the required withholding or other payment shall equal the amount the Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of the Term Loan or any Advances or fee relating thereto, the Borrowers shall furnish, at the Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to the Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrowers fail to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrowers hereby agrees to compensate the Bank for, and indemnify the Bank with respect to, the tax consequences of the Borrowers' failure to provide evidence of tax payments or tax exemption.

                   In the event the Bank receives a refund of any Taxes paid by the Borrowers pursuant to this Section 2C.01, it will pay to the Borrowers the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter the Bank is required to return such refund, the Borrowers shall promptly repay to the Bank the amount of such refund.

                   Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2C.01 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                   SECTION 2C.02. Computation of Interest. Interest shall be calculated on the basis of a year of 360 days for the actual number of days in each interest period.


               ARTICLE III. CHANGE IN CIRCUMSTANCES; COMPENSATION

                   SECTION 3.01. Basis for Determining Interest Rate Inadequate or Unfair. If at any time:

                   (a) The Bank determines that it is not possible to determine the Monthly Libor Index Rate, or the Monthly Libor Index Rate is no longer available, or the Monthly Libor Index Rate will not adequately and fairly reflect the cost to the Bank of funding Advances as Euro-Dollar Loans; or

                   (b) On or prior to the first day of an Interest Period, the Bank determines that (i) deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or (ii) the Interbank Offered Rate as determined by the Bank will not adequately and fairly reflect the cost to the Bank of funding the Term Loan as a Euro-Dollar Loan for such Interest Period;

the Bank shall give notice thereof to the Borrowers, whereupon until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make or maintain Euro-Dollar Loans shall be suspended and the Borrowers shall, in the case of the Revolving Credit Loan, immediately prepay in full the then outstanding principal amount of all Euro-Dollar Borrowings, together with accrued interest thereon and concurrently therewith shall borrow a Base Rate Loan in an equal principal amount from the Bank, and, in the case of the Term Loan, the Term Loan shall immediately convert to a Base Rate Loan.

                   SECTION 3.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund Euro-Dollar Loans and the Bank shall so notify the Borrowers, whereupon until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make or maintain Euro-Dollar Loans shall be suspended and the Borrowers shall, in the case of the Revolving Credit Loan, immediately prepay in full the then outstanding principal amount of all Euro-Dollar Borrowings, together with accrued interest thereon and concurrently therewith shall borrow a Base Rate Loan in an equal principal amount from the Bank, and, in the case of the Term Loan, the Term Loan shall immediately convert to a Base Rate Loan.

                   SECTION 3.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                   (i) shall subject the Bank (or its Lending Office) to any tax, duty or other charge with respect to Euro-Dollar Loans, either of the Notes or the Bank's obligation to make or maintain Euro-Dollar Loans, or shall change the basis of taxation of payments to the Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro- Dollar Loans or its obligation to make or maintain Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of the Bank or its Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Lending Office is located); or

                   (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Lending Office); or

            (iii) shall impose on the Bank (or its Lending Office) or the London interbank market any other condition affecting Euro-Dollar Loans, either of the Notes, or the Bank's obligation to make or maintain Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under the Notes with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

            (b) If the Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations under this Agreement with respect to any Loan to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

            (c) The Bank will promptly notify the Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

            (d) The provisions of this Section shall be applicable with respect to any Participant in, or Assignee or other Transferee of, the obligations of the Borrowers hereunder to the Bank, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

            SECTION 3.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If the Bank has demanded compensation under Section 3.03, and if the Borrowers, by at least one Domestic Business Day's prior notice to the Bank, shall have elected that the provisions of this Section shall apply, then, unless and until the Bank notifies the Borrowers that the circumstances giving rise to such demand for compensation no longer apply:

            (a) all Loans which would otherwise be made by the Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans, and

            (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

            SECTION 3.05. Compensation. Upon the request of the Bank, delivered to the Borrowers, the Borrowers shall pay to the Bank such amount or amounts as shall compensate the Bank for any loss, cost or expense incurred by the Bank as a result of or in connection with:

            (a) any optional or mandatory payment or prepayment (pursuant to this Agreement, the FMA Agreement or otherwise) of a Euro-Dollar Loan on a date other than (i) the last day of an Interest Period for such Euro-Dollar Loan, or (ii) the first day of a calendar month with respect to an Advance or otherwise on an approved date for payment or prepayment as provided for in the FMA Agreement; or

            (b) any failure by the Borrowers to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment, or with respect to the Revolving Credit Loan, specified in the notice of reduction of the Revolving Credit Commitment; or

            (c) canceling, terminating, unwinding or replacing any interest rate swap, cap, collar, floor, or similar hedging transaction under any interest rate protection agreement, foreign currency exchange agreement or other hedging agreement.


                        ARTICLE IV. CONDITIONS PRECEDENT

            SECTION 4.01. Conditions to First Borrowing. The obligation of the Bank to make any Loan on the Closing Date is subject to the satisfaction of the conditions set forth in Section 4.02 and the following additional conditions:

            (a) receipt by the Bank from the Borrowers of a duly executed counterpart of this Agreement signed by the Borrowers;

            (b) receipt by the Bank of the duly executed Notes;

            (c) receipt by the Bank of an opinion of counsel of Armstrong Teasdale LLP, counsel for the Borrowers, substantially in the form of Exhibit "C" hereto, and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

            (d) receipt by the Bank of a certificate (the "Closing Certificate"), dated the Closing Date, substantially in the form of Exhibit "E" hereto, signed by the principal financial officer of each Borrower to the effect that (i) no Default hereunder has occurred and is continuing on the Closing Date and (ii) the representations and warranties of the Borrowers contained in Article V are true on and as of the Closing Date;

            (e) receipt by the Bank of all documents which the Bank may reasonably request relating to the existence of the Borrowers, the corporate authority for and the validity of this Agreement, the Notes and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Bank, including without limitation a certificate of incumbency of each Borrower, signed by the Secretary or an Assistant Secretary of such Borrower and substantially in the form of Exhibit "F" hereto (the "Officer's Certificate"), certifying as to the names, true signatures and incumbency of the officer or officers of such Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items as to each Borrower: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws,
       (iii) a certificate of the Secretary of State (or other appropriate office) of the jurisdiction of such Borrower's incorporation as to the good standing of such Borrower as a corporation of such jurisdiction, and
       (iv) the action taken by the Board of Directors of such Borrower authorizing such Borrower's execution, delivery and performance of this Agreement, the Notes, the Collateral Documents and the other Loan Documents to which such Borrower is a party;

            (f) receipt by the Bank of the FMA Agreement with all Schedules and supplements thereto, on the Bank's form and duly executed by the Borrowers;

            (g) receipt by the Bank of a General Security Agreement on the Bank's form duly executed by the Borrowers (the "Security Agreement"), granting to or for the benefit of the Bank a first priority lien on and security interest in the Collateral;

            (h) receipt by the Bank of duly executed and filed Uniform Commercial Code financing statements from the Borrowers covering the Collateral and perfecting the Bank's first priority lien on and security interest in the Collateral;

            (i) receipt by the Bank of Uniform Commercial Code searches confirming the Bank's first lien position with respect to the Collateral;

            (j) receipt by the Bank of the Mortgage covering the Illinois Real Property, in form and substance satisfactory to the Bank, executed by Myco, and recorded on or prior to the Closing Date, in the land records of Winnebago County, Illinois, and receipt by the Bank of an ALTA mortgagee title insurance policy satisfactory to the Bank, insuring the Bank's first lien position with respect to the Illinois Real Property;

            (k) receipt by the Bank of the Mortgage covering the Pennsylvania Real Property, in form and substance satisfactory to the Bank, executed by Yeager, and recorded on or prior to the Closing Date, in the land records of Philadelphia County, Pennsylvania, and receipt by the Bank of an ALTA mortgagee title insurance policy satisfactory to the Bank, insuring the Bank's first lien position with respect to the Pennsylvania Real Property;

            (l) receipt by the Bank of policies of insurance or certificates evidencing such policies (with loss payable clauses and mortgagee clauses satisfactory to the Bank), all as required pursuant to the Security Agreement and the Mortgages;

            (m) receipt by the Bank of a Quarterly Receivables Certification dated as of October 31, 1998;

            (n) receipt by the Bank of the financial information required in
       Section 6.01(b) and (c) of this Agreement with respect to the Fiscal Quarter ending October 31, 1998;

            (o) receipt by the Bank of a satisfactory appraisal of the Illinois Real Property together with satisfactory surveys of the Real Property Collateral;

            (p) satisfaction of all conditions precedent to closing set forth in the Bank's commitment letter dated January 29, 1999;

            (q) no default or event of default under the Loan and Security Agreement between Wachovia and the Parent Company dated November 14, 1996, as amended, has occurred and is continuing; and

            (r) such other documents or items as the Bank or its counsel may reasonably request.

            SECTION 4.02. Conditions to All Loans or Advances. The obligation of the Bank to make any Loan or Advance is subject to the satisfaction of the following conditions:

            (a) the fact that no Default shall have occurred and be continuing (before or after such Loan or Advance);

            (b) the fact that the representations and warranties of the Borrowers contained in Article V shall be true on and as of the date of such Loan or Advance; and

            (c) the fact that, immediately after such Advance, the aggregate outstanding principal amount of the Advances will not exceed the lesser of: (i) the Revolving Credit Commitment, or (ii) the Borrowing Base.

Each Loan or Advance hereunder and each Advance under the FMA Agreement shall be deemed to be a representation and warranty by the Borrowers on the date thereof as to the facts specified in clauses (a), (b) and (c) of this Section; provided that, in the case of the Revolving Credit Commitment, no Advance shall be deemed to be such a representation and warranty to the effect set forth in Section 5.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrowers to the Bank if the aggregate outstanding principal amount of the Advances immediately after such Borrowing will not exceed the aggregate outstanding principal amount of Advances immediately before such Borrowing.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

            The Borrowers represent and warrant that:

            SECTION 5.01. Corporate Existence and Power. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrowers of this Agreement, the Notes and the other Loan Documents (i) are within each Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrowers or any of them or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrowers or any of them or any of their respective Subsidiaries, and
(v) do not result in the creation or imposition of any Lien on any asset of the Borrowers or any Subsidiary of a Borrower.

            SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrowers enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrowers enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

            SECTION 5.04. Financial Information. (a) The consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries as of January 31, 1998 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by BDO Seidman LLP, copies of which have been delivered to the Bank, and the unaudited consolidated financial statements of the Parent Company and its Consolidated Subsidiaries for the interim period ended October 31, 1998, copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Parent Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

            (b) Since October 31, 1998 there has been no event, act, condition or occurrence having a Material Adverse Effect.

            (c) The Parent Company's federal taxpayer identification number is
                43-1710906.
                Myco's federal taxpayer identification number is 43-1836441. Yeager's federal taxpayer identification number is 43-1836442. Marketing's federal taxpayer identification number is 43-1836445.
                Chestnut's federal taxpayer identification number is 43-1836446. Canada Corp.'s business number is 89869 6653.
                T.C.E. Corp.'s federal taxpayer identification number is 22-2225197.
                Brand's federal taxpayer identification number is 11-1850208. Vail's federal taxpayer identification number is 11-3465089.


            SECTION 5.05. Litigation. Except as disclosed in Schedule 5.05, there is no action, suit or proceeding pending, or to the knowledge of the Borrowers threatened, against or affecting the Borrowers or any Subsidiary of a Borrower before any court or arbitrator or any governmental body, agency or official which could have or cause a Material Adverse Effect, or which in any manner draws into question the validity of, or could impair the ability of the Borrowers to perform their obligations under, this Agreement, the Notes or any of the other Loan Documents.

            SECTION 5.06. Compliance with ERISA. (a) The Borrowers do not have any employee pension benefit plan which is covered by Title IV of ERISA or that is subject to the minimum funding standards under Section 412 of the Code.

            (b) The Borrowers and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

            (c) No Borrower other than Brand or any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

            (d) Brand has not incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

            SECTION 5.07. Taxes. Except as disclosed in Schedule 5.07, there have been filed on behalf of each Borrower and each Subsidiary of a Borrower all Federal, state and local income, excise, property and other tax returns which are required to be filed by them (or valid extensions have been received and the Borrowers are within the extension period(s)) and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrowers or any Subsidiary of a Borrower have been paid. The charges, accruals and reserves on the books of the Borrowers and the Subsidiaries of the Borrowers in respect of taxes or other governmental charges are, in the opinion of the Borrowers, adequate.

            SECTION 5.08. Subsidiaries. Each of the Subsidiaries of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrowers have no

Subsidiaries except those Subsidiaries listed on Schedule 5.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

            SECTION 5.09. Not an Investment Company. No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 5.10. Public Utility Holding Company Act. No Borrower or any Subsidiary of a Borrower is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            SECTION 5.11. Ownership of Property; Liens. Each Borrower and each Subsidiary of a Borrower has title to or, alternatively, leases, its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 6.12 or disclosed in Schedule 5.11 hereto. All patents, trademarks, trade names and applications for such owned by or registered in the name of any Borrower are shown on Schedule 5.11 hereto.

            SECTION 5.12. No Default. No Borrower or any Subsidiary of a Borrower is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            SECTION 5.13. Full Disclosure. All information heretofore furnished by the Borrowers to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrowers to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrowers have disclosed to the Bank in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

            SECTION 5.14. Environmental Matters. (a) No Borrower or any Subsidiary of a Borrower is subject to any Environmental Liability which could have or cause a Material Adverse Effect and no Borrower or any Subsidiary of a Borrower has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties have been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

            (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrowers, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in compliance with all applicable Environmental Requirements. Myco and Marketing hereby disclose to the Bank the environmental matters set forth on
Schedule 5.14 hereto.

            (c) The Borrowers, and each of their respective Subsidiaries and Affiliates, have procured all Environmental Authorizations necessary for the conduct of their respective businesses, and are in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrowers, and each such Subsidiary's and Affiliate's, respective businesses.

            SECTION 5.15. Compliance with Laws. The Borrowers and each Subsidiary of a Borrower is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

            SECTION 5.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrowers and the Subsidiaries of the Borrowers presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Wholly Owned Subsidiaries of the Borrowers are owned by the Borrowers free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the other Subsidiaries (other than Wholly Owned Subsidiaries) of the Borrowers is owned by the Borrowers free and clear of any Lien or adverse claim.

            SECTION 5.17. Margin Stock. No Borrower or any Subsidiary of a Borrower is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance or the Term Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

            SECTION 5.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Term Loan and Advances under this Agreement and the FMA Agreement, no Borrower or any Subsidiary will be "insolvent," within the meaning of such term as used in N.C. Gen. Stat. ss. 39-23, et. seq. or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

            SECTION 5.19. Insurance. Each Borrower and each Subsidiary of a Borrower maintains (either in the name of such Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all of its Properties, Equipment, Fixtures, and Inventory, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

            SECTION 5.20. Year 2000. The Borrowers have developed and delivered to the Bank a comprehensive plan (the "Y2K Plan") for insuring that the Borrowers' and their Subsidiaries' software and hardware systems which impact or affect in any material way the business operations of the Borrowers and their Subsidiaries will be Year 2000 Compliant and Ready. The Borrowers and their

Subsidiaries have met or will meet the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan on or before June 30, 1999.


                              ARTICLE VI. COVENANTS

            The Borrowers agree that, so long as the Commitment is in effect hereunder or any amount payable under this Agreement or the FMA Agreement or any Note remains unpaid:

            SECTION 6.01. Information. The Borrowers will deliver to the Bank:

            (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by BDO Seidman LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to Bank;

            (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries as of the end of such quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of each Borrower;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate substantially in the form of Exhibit I attached hereto (the "Compliance Certificate"), of the chief financial officer or the chief accounting officer of each Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrowers were in compliance with the requirements of Sections 6.03 through 6.08, inclusive on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

            (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

            (e) within five Domestic Business Days after any Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of such Borrower setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

            (f) promptly upon the mailing thereof to the shareholders of the Borrowers generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrowers shall have filed with the Securities and Exchange Commission;

            (h) if and when the Borrowers or any member of the Controlled Group
     (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
     (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

            (i) promptly after any Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against any Borrower or any Subsidiary of a Borrower for $100,000.00 or more in excess of amounts covered in full by applicable insurance; and

            (j) as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, a Quarterly Receivables Certification, dated as of the last day of the applicable Fiscal Quarter; and

            (k) from time to time such additional information regarding the financial position or business of the Borrowers and the Subsidiaries of the Borrowers as the Bank may reasonably request.

            SECTION 6.02. Inspection of Property, Books and Records. The Borrowers will keep proper books of record and account which fairly state the financial position of the Borrowers and their respective Subsidiaries in all material respects in conformity with generally accepted accounting principles with respect to all dealings and transactions in relation to their respective businesses and activities; and will permit representatives of the Bank at the Bank's expense prior to the occurrence of an Event of Default and at the Borrowers' expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrowers agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                  SECTION 6.03. Consolidated Fixed Charges Coverage Ratio. The Borrowers shall maintain a Consolidated Fixed Charge Coverage Ratio of not less than 2.00 to 1.00, at all times, to be determined as of the last day of each Fiscal Quarter hereafter for the four (4) Fiscal Quarters then ending.

                  SECTION 6.04. Ratio Funded Debt to Consolidated EBITDA. As of April 30, 1999 and as of the end of each Fiscal Quarter thereafter, the ratio of Funded Debt for the Fiscal Quarter then ending to Consolidated EBITDA for such Fiscal Quarter and for the immediately preceding three Fiscal Quarters, will not be more than 3.50 to 1.00.

                  SECTION 6.05. Ratio of Funded Debt to Consolidated Total Capitalization. As of April 30, 1999 and as of the end of each Fiscal Quarter thereafter, the ratio of Funded Debt to Consolidated Total Capitalization shall not exceed 50%.

                  SECTION 6.06. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than $20,000,000.00 plus the sum of 50% of the cumulative Reported Net Income during any period after January 31, 1999 (taken as one accounting period), calculated quarterly but excluding from such calculations any quarter in which the Net Income of the Parent Company and its Consolidated Subsidiaries is negative.

                  SECTION 6.07. Accounts Receivable. Tier I Eligible Receivables shall at all times comprise more than fifty percent (50%) of the Borrowers' Receivables. At no time shall total Receivables to foreign Persons located in Canada exceed in the aggregate ten percent (10%) of Eligible Receivables.

                  SECTION 6.08. Capital Expenditures. Capital Expenditures will not exceed in the aggregate in any Fiscal Year the sum of $1,500,000.00; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, the Borrowers will be in full compliance with all the provisions of this Agreement.

                  SECTION 6.09. Restricted Payments. No Borrower will declare or make any Restricted Payment during any Fiscal Year except from Net Income and then only after providing for payment of all current principal payments on Long-Term Debt; provided that after giving effect to the payment of any such Restricted Payments, such Borrower will be in full compliance with all of the provisions of this Agreement.

                  SECTION 6.10. Loans or Advances. None of the Borrowers nor any of their respective Subsidiaries shall make loans or advances to any Person except: (i) the existing loans to officers of the Borrowers as reflected on the financial information submitted by the Borrowers to the Bank under Section 6.01(b) and (c) of this Agreement for the Fiscal Quarter ending October 31, 1998; (ii) other loans not exceeding $7,500.00 in the aggregate plus two loans to Richard A. Jacobsen not to exceed in the aggregate $975,000.00 and meeting the criteria set out in Schedule 6.10 attached hereto; and (iii) deposits required by government agencies or public utilities; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i),
(ii) or (iii) of this Section, the Borrowers will be in full compliance with all the provisions of this Agreement.

                  SECTION 6.11. Investments. The Borrowers shall not make Investments in any Person except investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Bank, (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition and/or
(iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.

                  SECTION 6.12. Negative Pledge. No Borrower or any Subsidiary of a Borrower will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Encumbrances.

                  SECTION 6.13. Maintenance of Existence. The Borrowers shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

                  SECTION 6.14. Dissolution. No Borrower or any Subsidiary of a Borrower shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock.

                  SECTION 6.15. Consolidations, Mergers and Sales of Assets. The Borrowers will not, nor will they permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of their respective assets to, any other Person, or create or acquire any Subsidiary, or discontinue or eliminate any business line or segment, provided that

                  (a) a Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) such Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and

                  (b) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding seven Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the eighth Fiscal Quarter immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the eight Fiscal Quarters immediately preceding such Fiscal Quarter.

                  SECTION 6.16. Use of Proceeds. The proceeds of the Loans will be used to fund asset acquisitions and for working capital purposes. No portion of the proceeds of the Loans will be used by the Borrowers (i) in connection with any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

                  SECTION 6.17. Compliance with Laws; Payment of Taxes. The Borrowers will, and will cause each of their respective Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrowers will, and will cause each of their respective Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrowers or any Subsidiary, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Bank, the Borrowers will set up reserves satisfactory to the Bank.

                  SECTION 6.18. Insurance. The Borrowers will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance on all assets owned by the Borrowers, all in such form and amounts as are consistent with industry practices and satisfactory to the Bank and with such insurers as may be satisfactory to the Bank. The Borrowers will maintain, or cause to be maintained, business interruption insurance in such form and amounts as are satisfactory to the Bank and with insurers as may be satisfactory to the Bank. Such policies of insurance or certificates evidencing such policies shall be deposited with the Bank, or the Borrowers will furnish to the Bank such evidence of insurance as the Bank may require. All such policies insuring Collateral shall contain a loss payable clause and standard mortgagee clause, in form satisfactory to the Bank, in its sole discretion, naming the Bank as loss payee and mortgagee, as its interests may appear. Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give the Bank not less than thirty (30) days written notice before any such policy shall be altered or cancelled or the coverage thereunder reduced or restricted. Unless written consent to the contrary is first obtained from the Bank, all proceeds payable under any such policy shall be payable in any event to the Bank (regardless of whether an Event of Default has occurred hereunder), and the insurer named therein is hereby authorized and directed by the Borrowers to make payment for any loss under any such policy of insurance to the Bank as its interests may appear, rather than to the Borrowers, or any one or more of them, and the Bank jointly. The Bank may act as any Borrower's agent in adjusting or compromising any loss under any such insurance policy and in collecting and receiving the proceeds from any such policy, and the Bank is hereby appointed each Borrower's attorney-in-fact (without requiring the Bank to act as such) to endorse any check which may be payable to such Borrower and to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied toward satisfaction of any of the liabilities, indebtedness or obligations of the Borrowers evidenced by the Notes or arising from or in connection with this Agreement or any other Loan Document. The Borrowers hereby agree that, if any Borrower shall default in its obligation hereunder to insure the Collateral in a manner satisfactory to the Bank, or in the event any Borrower fails to pay or cause to be paid the premium on any insurance required hereunder, then the Bank shall have the right (but not the obligation), in its sole discretion, to procure such insurance and/or pay any premium on such insurance, and to charge the costs of same to the Borrowers, and the Bank may, at its option, demand reimbursement by the Borrowers for such amounts so paid with interest thereon at the Default Rate, or the Bank may, at its option, add all such costs and expenses incurred by the Bank to the unpaid principal amount of the liabilities, indebtedness and obligations of the Borrowers evidenced by the Notes and arising from or in connection with this Agreement (which costs and expenses shall become a part thereof and shall bear interest at the Default Rate or the highest contract rate permitted by applicable law whichever is less); and all of the foregoing shall be secured by the Collateral.

                  SECTION 6.19. Change in Fiscal Year. The Borrowers will not change their Fiscal Year without the consent of the Bank.

                  SECTION 6.20. Maintenance of Property. The Borrowers shall maintain all of their respective Properties and assets in good condition, repair and working order, ordinary wear and tear excepted, and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate. The Borrowers hereby agree that, in the event any Borrower fails to pay or to cause to be paid any such payment which failure continues for five (5) days (unless the validity or amount of such payment is being contested in good faith, by appropriate proceedings diligently pursued and the amount thereof is adequately reserved), the Bank may (but shall have no obligation to) do so and shall be reimbursed by the Borrowers therefor on demand with interest thereon at the Default Rate. Each Borrower will comply with all obligations under the leases to which such Borrower is a party with regard to the Properties.

                  SECTION 6.21. Environmental Notices. The Borrowers shall furnish to the Bank prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

                  SECTION 6.22. Environmental Matters. The Borrowers will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, generated, stored, disposed or managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  SECTION 6.23. Environmental Release. The Borrowers agree that upon the occurrence of an Environmental Release they will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 6.24. Transactions with Affiliates. The only transactions with Affiliates of a Borrower to which any Borrower is a party are those transactions with Affiliates disclosed in the Parent Company's Form 10-K annual report for the Fiscal Year ending January 31, 1998 and the Parent Company's Form 10-Q quarterly report for October 31, 1998, copies of which have been provided to the Bank; and otherwise, no Borrower shall enter into, or be a party to, any transaction with any Affiliate of a Borrower (which Affiliate is not a Borrower under this Agreement), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are disclosed to the Bank, consented to in writing by the Bank, and are no less favorable to such Borrower than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

                  SECTION 6.25. Collateral. (a) The Borrowers will collect their Accounts and sell their Inventory only in the ordinary course of business.

                  (b) The Borrowers will keep accurate and complete records of their Accounts, Inventory and Equipment, consistent with sound business practices.

                  (c) The Borrowers will notify the Bank ten (10) days in advance of any change in the location of any place of business of a Borrower or of the establishment of any new, or the discontinuance of any existing, place of business or location at which any of the Collateral is kept; and all locations of the Borrowers' places of business and all locations at which any of the Collateral is kept are listed on Exhibit H attached hereto.

                  (d) If requested by the Bank in writing, the Borrowers will furnish to the Bank written reports, in addition to the other reports and certificates required of the Borrowers under this Agreement, detailing the aging of the Receivables and collections thereof, and containing such information with respect thereto as the Bank may specify. Such reports shall be furnished by the Borrowers daily, if required by the Bank.

                  (e) If requested by the Bank in writing from time to time and at intervals designated by the Bank, the Borrowers shall provide the Bank with schedules, in addition to the other reports and certificates required of the Borrowers under this Agreement, of all of Borrowers' Inventory, itemizing and describing the kind, type, quality and quantity of such Inventory, Borrowers' cost therefor and selling price thereof, together with such support documents as the Bank may request, including, without limitation, invoices relating to Borrowers' purchase of goods listed in said schedule; and the Borrowers shall not sell Inventory on consignment.

                  SECTION 6.26. Interest Rate Protection. The Borrowers will obtain and maintain interest rate protection (for example, without limitation, an interest rate swap, cap, floor or collar), satisfactory to the Bank on at least fifty percent (50%) of the Commitment. The Borrowers agree that they will, from time to time, execute and deliver to the Bank, or cause to be executed and delivered, such further instruments, documents, contracts and agreement as may reasonably be required by the Bank for carrying out the requirements for interest rate protection or facilitating the performance by the Borrowers of their obligations under this Section 6.26.

                  SECTION 6.27. Creation, Formation or Acquisition of a Subsidiary. The Borrowers shall provide the Bank prompt written notice of any Borrower's desire to create, form or acquire a Subsidiary and shall obtain the Bank's consent thereto. As soon as practicable and in any event within thirty
(30) days after the creation, formation or acquisition of such Subsidiary, the Borrowers shall (i) cause such Subsidiary to (A) become a Borrower under this Agreement, (B) execute in favor of the Bank a security agreement, deed of trust, security deed, mortgage or other collateral assignment document satisfactory to the Bank, pledging to the Bank and granting to the Bank a first priority lien on and security interest in all of the Subsidiary's assets, tangible and intangible personal property and real property interests, and (C) execute in favor of the Bank a Joinder Agreement in the form of Exhibit "L" attached hereto; and (ii) deliver to the Bank all resolutions, certifications, security agreements, deeds of trust, security deeds, mortgages, assignments, Uniform Commercial Code financing statements, opinions of legal counsel and other documents that the Bank may reasonably request relating to the existence of such Subsidiary, the corporate authority for and validity of the Joinder Agreement and this Agreement, the collateral and any other matters relevant thereto.

                  SECTION 6.28. Y2K. The Borrowers will meet the milestones contained in the Y2K Plan and will have all hardware and software systems Year 2000 Compliant and Ready (including all internal and external testing) on or before June 30, 1999.

                  SECTION 6.29. New Mortgages. If any Borrower shall acquire at any time or times hereafter any fee or ground leasehold interest in any real property, such Borrower agrees promptly to notify the Bank thereof in writing and, if requested by the Bank, to execute and deliver to the Bank, as additional security and collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to the Bank and its counsel (herein collectively referred to as "New Mortgages") covering such real property. Each New Mortgage shall be duly recorded in each office where such recording is required to constitute a valid lien on the real property covered thereby. The Borrowers shall deliver to the Bank, if requested by the Bank, at the Borrowers' expense, a satisfactory mortgagee title insurance policy with respect to each New Mortgage, issued by a title insurance company satisfactory to the Bank, insuring a valid first lien in favor of the Bank on the real property covered thereby. The Borrowers shall deliver to the Bank such other items and documents, as the Bank and its counsel may reasonably request, relating to the real property subject to any New Mortgage.

                  SECTION 6.30. Inactive Subsidiaries. No Borrower will create, acquire or form any inactive Subsidiary or cause any inactive Subsidiary to become active (for example, by acquiring assets, incurring liabilities, commencing operations, generating revenues, doing business, etc.) without the Bank's prior written consent. The only inactive Subsidiaries of a Borrower are listed on Schedule 6.30 attached hereto and incorporated herein by reference. The Borrowers agree that if at any time an inactive Subsidiary becomes, with the Bank's consent, an active Subsidiary, such Subsidiary shall immediately be subject to the provisions of Section 6.27 of this Agreement.


                              ARTICLE VII. DEFAULTS

                  SECTION 7.01. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default by the Borrowers under this Agreement:

                  (a) any of the Borrowers shall fail to pay when due any principal of any Loan, or shall fail to pay any interest on any Loan within five
(5) Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amounts payable hereunder within five (5) Domestic Business Days after such fee or other amount becomes due; or

                  (b) any of the Borrowers shall fail to observe or perform any covenant contained in Sections 6.03 through 6.17, inclusive and Sections 6.18,
6.25 and 6.27; or

                  (c) any of the Borrowers shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which a responsible officer of any Borrower has knowledge of such failure, or
(ii) written notice thereof has been given to any Borrower by the Bank; or

                  (d) any representation, warranty, certification or statement made or deemed made by any of the Borrowers in Article V or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) any of the Borrowers or any Subsidiary of a Borrower shall fail to make any payment when due or within any applicable grace period in respect of Debt outstanding (other than the Notes), which Debt in the aggregate exceeds $100,000.00; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Borrower or any Subsidiary of a Borrower which in the aggregate exceeds $100,000.00 or the mandatory prepayment or purchase of such Debt by any Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so;

                  (g) any Borrower or any Subsidiary of a Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against any Borrower or any Subsidiary of a Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower or any Subsidiary of a Borrower under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) any Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to any Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or any Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

                  (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000.00 shall be rendered against any Borrower or any Subsidiary of a Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) a federal tax lien shall be filed against any Borrower or any Subsidiary of a Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against a Borrower or any Subsidiary of a Borrower under
Section 4068 of ERISA and in any case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                  (l) (i) any Person or two or more Persons (other than S. Leslie Flegel and William H. Lee, Jr. with respect to the Parent Company) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of any Borrower; or (ii) as of any date a majority of the Board of Directors of a Borrower consists of individuals who were not either (A) directors of such Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of such Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of such Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                  (m) a judgment creditor of any Borrower shall lawfully obtain and retain for at least five (5) days possession of any material portion of the Collateral by any lawful means, including, but without limitation, levy, distraint, replevin or self-help; or

                  (n) the occurrence of an Event of Default under the Reimbursement Agreement; or

                  (o) a default or an event of default under the Security Agreement or any one or more of the Mortgages shall occur and be continuing; or

                  (p) the occurrence of any event, act or condition which the Bank determines either does or has a reasonable probability of causing a Material Adverse Effect; or

                  (q) a breach, violation, failure of performance, default or event of default shall occur and be continuing under the FMA Agreement or the FMA Agreement is terminated; or

                  (r) a breach, violation, failure of performance, default or event of default shall occur and be continuing under any International Swap Dealers Association, Inc. Master Agreement now or hereafter executed by and between the Bank and the Parent Company or any other Borrower (herein referred to as a "Master Agreement"); or

                  (s) a breach, violation, failure of performance, default or event of default shall occur and be continuing under the Guaranty or the Guaranty is terminated.

                  SECTION 7.02. Remedies on Default. Upon the occurrence of an Event of Default, the Bank may, by notice to the Borrowers, terminate the Revolving Credit Commitment which shall thereupon terminate, and by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes and all outstanding Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Borrower, without any notice to the Borrowers or any other act by the Bank, the Revolving Credit Commitment shall thereupon terminate and the Notes and all outstanding Loans (together with accrued interest thereon) and fees shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. In addition and upon the occurrence of an Event of Default, the Bank may exercise any rights, powers or remedies under any of the Loan Documents. Notwithstanding the foregoing, the Bank shall have available to it all rights and remedies provided under the Loan Documents (including, without limitation, the Collateral Documents) and in addition thereto, all other remedies at law or in equity, and may exercise any one or all of them.

                  SECTION 7.03. Security Interest; Offset. In addition to, and not in limitation of, all rights of offset that the Bank or other holder of the Notes may have under applicable law, the Borrowers hereby grant to the Bank, and to each Participant, Assignee or other Transferee, as security for the full and punctual payment and performance of the obligations to pay to the Bank the principal of and interest on the Loans and other amounts due hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from the Bank (or such Participant, Assignee or other Transferee) to the Borrowers or subject to withdrawal by the Borrowers; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank (and each such Assignee and, to the extent permitted by applicable law, each such Participant and other Transferee) may, at any time after the occurrence of an Event of Default and without notice to the Borrowers, set off the whole or any portion or portions of any or all such deposits and other sums against the amounts owing under this Agreement and the Notes, whether or not any other Person or Persons could also withdraw money therefrom.

                           ARTICLE VIII. MISCELLANEOUS

                  SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party:

                           (a)      If to the Borrowers:

                                    The Source Information Management Company
                                    11644 Lilburn Park Road
                                    St. Louis, Missouri 63146
                                    Attention: Mr. S. Leslie Flegel
                                    Fax number: (314) 995-9022

                           (b)      If to the Bank:

                                    Wachovia Bank, N.A.
                                    Post Office Box 21048
                                    Greensboro, North Carolina 27420-1048
                                    [230 North Elm Street - 27401-2429]
                                    Attention: John K. Stephens, Jr.
                                    Fax number: 336-412-7100

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the fax number specified in this Section and the facsimile machine used by the sender provides a written confirmation that such facsimile has been so transmitted or receipt of such facsimile transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under Article IIA, Article IIB, Article IIC or Article III shall not be effective until received.

                  SECTION 8.02. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 8.03. Expenses; Documentary Taxes; Indemnification.
(a) The Borrowers shall pay (i) all out-of-pocket expenses of the Bank, including without limitation, reasonable attorneys' fees and all disbursements of attorneys for the Bank, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or any amendment hereof or any actual or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such

Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

                  (b) The Borrowers shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                  (c) The Borrowers shall indemnify the Bank and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrowers of the proceeds of any extension of credit by the Bank hereunder or breach by the Borrowers of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Bank to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrowers shall reimburse the Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable attorneys' fees and all disbursements of attorneys for the Bank, any Affiliate thereof, or any such other Person) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                  SECTION 8.04. Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Bank.

                  SECTION 8.05. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Borrower may assign or otherwise transfer any of its rights under this Agreement.

                  (b) The Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan, Advance, Note, the Revolving Credit Commitment or any other interest of the Bank hereunder. In the event of any such sale by the Bank of a participating interest to a Participant, the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of the Notes for all purposes under this Agreement, and the Borrowers shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. In no event shall the Bank be obligated to the Participant to take or refrain from taking any action hereunder except that the Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the Collateral held as security for the Loans. The Bank shall, within ten Domestic Business Days after selling a participating interest in any Loan, any Note, the Revolving Credit Commitment or other interest under this Agreement, provide the Borrowers with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Article III and Section 7.03 with respect to its participation in Loans outstanding from time to time.

                  (c) The Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit D executed by such Assignee, the Bank and the Borrowers; provided that (i) no interest may be sold by the Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the Commitment, and (ii) no interest may be sold by the Bank pursuant to this paragraph (c) to any Assignee which is not an Affiliate of the Bank without the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, provided that the Borrowers' consent shall not be necessary with respect to any assignment made during the existence of a Default or Event of Default. Upon (A) execution of the Assignment and Acceptance by the Bank, such Assignee, and the Borrowers, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrowers, and (C) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrowers or the Bank shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph
(c), the Bank and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

                  (d) Subject to the provisions of Section 8.06, the Borrowers authorize the Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in the Bank's possession concerning the Borrowers which has been delivered to the Bank by the Borrowers pursuant to this Agreement or which has been delivered to the Bank by the Borrowers in connection with the Bank's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under Section 3.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of
Section 3.03 requiring the Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this Section 8.05 to the contrary notwithstanding, the Bank may assign and pledge all or any Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrowers to the Bank in


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



accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the Bank from its obligations hereunder.

                  SECTION 8.06. Confidentiality. The Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrowers to it which is clearly indicated to be confidential information, confidential from any one other than persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent the Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Bank or their respective Affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Bank's legal counsel and independent auditors and (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section.

                  SECTION 8.07. Interest Limitation. Notwithstanding any other term of this Agreement, the Notes or any other Loan Document, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under the Notes by the Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount or interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. ss.85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Notes or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

                  SECTION 8.08. Survival of Certain Obligations. Article III and the obligations of the Borrowers thereunder, and Section 8.03 and the obligations of the Borrowers thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitment and the payment in full of the principal of and interest on the Loans.

                  SECTION 8.09. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of North Carolina. This Agreement and the Notes are intended to be effective as instruments executed under seal.

                  SECTION 8.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 8.11. Consent to Jurisdiction. The Borrowers (a) submit to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waive any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agree that service of process may be made upon them in the manner prescribed in Section 8.01 for the giving of notice to the Borrowers. Nothing herein contained, however, shall prevent the Bank from bringing any action or exercising any rights against any security and against a Borrower personally, and against any assets of a Borrower, within any other state or jurisdiction.

                  SECTION 8.12.  Joint and Several Liability.

                  (a) The Borrowers are accepting the joint and several liability provided for hereunder in consideration of the financial accommodations provided and to be provided by the Bank under this Agreement for the mutual benefit, directly and indirectly, of the Borrowers and in consideration of each of the undertakings of each Borrower herein to accept joint and several liability, for their mutual benefit, for the obligations of each of the other of them.

                  (b) The Borrowers, jointly and severally as hereinafter described, hereby irrevocably and unconditionally accept, not merely as surety but also as co-debtors, joint and several liability with respect to the payment and performance of all of the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents, it being the intention of the parties hereto that all the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents shall be the joint and several obligations of all the Borrowers without preference or distinction among them.

                  (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents, as and when due or to perform any of the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents in accordance with the terms thereof, then in each such event each of the other Borrowers will, forthwith upon demand by the Bank, make such payment with respect to, or perform, such indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents pursuant to the terms hereof.

                  (d) Each Borrower hereby acknowledges and consents to all provisions of this Agreement. In connection with its obligations under this Section, except to the extent that notice is expressly required by this Agreement, each Borrower hereby waives notice of acceptance of the joint and several liability contained in this Section, notice of any loan or advance to any Borrower under this Agreement, notice of the occurrence of any Default or any Event of Default or of any demand upon any Borrower for any payment under this Agreement, notice of any action at any time taken or omitted by the Bank under or in respect of this Agreement, any Note or any other Loan Document and, generally, all demands, notices, protests and other formalities of every kind in connection with the joint and several liability contained in this Section and the other provisions of this Agreement. In connection with its obligations under this Section, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank at any time or times in respect of any Default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, the Notes or any other Loan Document, any and all other indulgences whatsoever by the Bank in respect of any of the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents or the addition, substitution or release, in whole or in part, of any Person or Persons primarily or secondarily liable in respect of any of the indebtedness, liability and obligations under this Agreement, the Notes and the other Loan Documents. Each of the Borrowers also waives: (i) any right to require the Bank to (A) proceed against any other Person, including any other Borrower, or (B) pursue any other remedy; and (ii) any defense arising by reason of (A) any disability or other defense of any Borrower or any other Person, (B) the cessation from any cause whatsoever, other than payment or performance in full, of any of the indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents of the Borrowers or any other Person, or (C) any act or omission by the Bank which directly or indirectly results in or aids the discharge of any Borrower or any indebtedness, liabilities and obligations under this Agreement, the Notes and the other Loan Documents by operation of law or otherwise. The obligations of each Borrower under this Section shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Bank. The joint and several liability of each Borrower in this Section shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, charter, membership, constitution or place of formation of any Borrower or the Bank. Each of the Borrowers agrees that each of the waivers set forth above are made with such Borrower's full knowledge of their significance and consequences, and such Borrower agrees that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

                  (e) The provisions of this Section 8.12 are made for the benefit of the Bank and its successors and assigns, and may be enforced by the Bank from time to time against any of the Borrowers as often as occasion therefore may arise and without requirement on the Bank's part first to marshal any claims or to exercise any rights against any other Borrower or to exhaust any remedies available to the Bank against another Borrower or to resort to any other source or means of obtaining payment of any of the indebtedness, liabilities and obligations evidenced by or arising under this Agreement, the Notes and the Loan Documents or to elect any other remedy. The provisions of this Section 8.12 shall remain in effect until all the indebtedness, liabilities and obligations evidenced by or arising under this Agreement, the Notes and the Loan Documents shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the indebtedness, liabilities and obligations evidenced by or arising under this Agreement, the Notes and the Loan Documents, is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this
Section 8.12 will forthwith be reinstated in effect, as though such payment had not been made.

                  (f) Notwithstanding any provision to the contrary contained herein, in the Notes or in any other of the Loan Documents, to the extent the joint obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

                  SECTION 8.13. Severability. If any provisions of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

                  SECTION 8.14. Captions. Captions in this Agreement are for the convenience of reference only and shall not affect the meaning or interpretation of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the year and day first above written.

                                BORROWERS:

                                THE SOURCE INFORMATION MANAGEMENT COMPANY
ATTEST:
                                By:  S. Leslie Flegel
                                   ---------------------------------------------
W. Brian Rodgers                Title:  CEO
----------------------------          ------------------------------------------
Secretary

[CORPORATE SEAL]

                                SOURCE-MYCO, INC.
ATTEST:
                                By:  S. Leslie Flegel
                                   ---------------------------------------------
W. Brian Rodgers                Title:  CEO
----------------------------          ------------------------------------------
Secretary

[CORPORATE SEAL]

                                SOURCE-YEAGER INDUSTRIES, INC.
ATTEST:
                                By:  S. Leslie Flegel
                                   ---------------------------------------------
W. Brian Rodgers                Title:  President
----------------------------          ------------------------------------------
Secretary

[CORPORATE SEAL]

                                SOURCE-U.S. MARKETING SERVICES, INC.
ATTEST:
                                By:  S. Leslie Flegel
                                   ---------------------------------------------
W. Brian Rodgers                Title:  President
----------------------------          ------------------------------------------
Secretary

[CORPORATE SEAL]
                                SOURCE-CHESTNUT DISPLAY SYSTEMS, INC.
ATTEST:
                                By:  S. Leslie Flegel
                                   ---------------------------------------------
W. Brian Rodgers                Title:  President
----------------------------          ------------------------------------------
Secretary

[CORPORATE SEAL]

                             THE SOURCE-CANADA CORP.
ATTEST:
                                By: S. Leslie Flegel
                                   ---------------------------------------------
W. Brian Rodgers                Title:   CEO
----------------------------          ------------------------------------------
Secretary

[CORPORATE SEAL]

                                            T.C.E. CORPORATION
ATTEST:
                                By: S. Leslie Flegel
                                   ---------------------------------------------
W. Brian Rodgers                Title:   CEO
----------------------------          ------------------------------------------
Secretary

[CORPORATE SEAL]

                                BRAND MANUFACTURING CORP.
ATTEST:
                                By: S. Leslie Flegel
                                   ---------------------------------------------
W. Brian Rodgers                Title:   CEO
----------------------------          ------------------------------------------
Secretary

[CORPORATE SEAL]

                                VAIL COMPANIES, INC.
ATTEST:
                                By: S. Leslie Flegel
                                   ---------------------------------------------
W. Brian Rodgers                Title:   CEO
----------------------------          ------------------------------------------
Secretary

[CORPORATE SEAL]
                                BANK:

                                WACHOVIA BANK, NATIONAL ASSOCIATION


                                By:
                                   ----------------------------------------
                                Title:
                                      -------------------------------------

                                Lending Office

                                Wachovia Bank, N.A.
                                230 North Elm Street
                                Greensboro, North Carolina  27401-2729